Exhibit 10.1

Agreement

This Agreement, dated as of September 20, 2010 (this “Agreement”), is by and among Benihana of Tokyo, Inc., a New York corporation (“BOT”), the RHA Testamentary Trust, a trust established under the laws of New York with Keiko Ono Aoki as sole trustee (the “Trust”), Keiko Ono Aoki and Michael W. Kata (collectively, the “BOT Group”, and each, individually, a “member” of the BOT Group) and Benihana Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the BOT Group beneficially owns (as defined below) shares of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”) as specified in Amendment No. 7 to the Schedule 13D filed by the BOT Group with the Securities and Exchange Commission (the “SEC”) on September 1, 2010;

WHEREAS, BOT delivered (i) a letter to the Company nominating Kenneth J. Podziba and Michael W. Kata (the “Nomination Letter”) for election to the Company’s Board of Directors (the “Board”) as Common Stock directors at the 2010 annual meeting of stockholders of the Company (the “2010 Annual Meeting”) and (ii) a demand, pursuant to Section 220 of the Delaware General Corporation Law, to review certain of the Company’s books and records in connection with the 2010 Annual Meeting;

WHEREAS, on August 6, 2010, the BOT Group filed a preliminary proxy statement on Schedule 14A with the SEC, as subsequently amended on August 18, 2010, related to the matters set forth in the Nomination Letter;

WHEREAS, on September 10, 2010, the BOT Group filed a definitive proxy statement on Schedule 14A with the SEC, nominating Michael W. Kata for election to the Board as a Common Stock director at the 2010 Annual Meeting; and

WHEREAS, the Company and the members of the BOT Group have come to an agreement with respect to certain matters related to the 2010 Annual Meeting and certain other matters, as provided in this Agreement;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1                      Defined Terms.  For purposes of this Agreement:

(a)                    “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(b)                   The terms “beneficial owner” and “beneficially owns” have the meanings set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act.

(c)                   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(d)                   “Person” means any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise.

Section 1.2                      Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing an instrument to be drafted.

ARTICLE II

BOARD NOMINATION

Section 2.1                       2010 Annual Meeting.  As promptly as practicable after the date hereof, (a) the Company shall nominate Michael W. Kata for election at the 2010 Annual Meeting as a Class III, Common Stock director, (b) the Board shall recommend that the Company’s stockholders vote in favor of the election at the 2010 Annual Meeting of Mr. Kata as a Class III, Common Stock director, (c) the Company shall amend its preliminary proxy statement or shall file a supplement to such proxy statement in connection with the 2010 Annual Meeting to reflect such nomination and recommendation, as well as the other matters set forth herein, and (d) the Company shall use its reasonable best efforts to solicit proxies in favor of the election at the 2010 Annual Meeting of Mr. Kata as a Class III, Common Stock director.

Section 2.2                       Additional Company Obligation.  The Company shall reimburse the BOT Group immediately following the 2010 Annual Meeting for all of the BOT Group’s reasonable, documented, out-of-pocket expenses (including legal fees and expenses) incurred in connection with its recent Section 13D filings, the Nomination Letter, its solicitation, the Section 220 Demand and the other matters governed by this Agreement (including the negotiation and execution hereof) but in no event in excess of $100,000.

Section 2.3                      Death or Disability.  If Mr. Kata is elected as a director and can no longer serve on the Board because of death or disability before the expiration of his term, the BOT Group shall be entitled to recommend to the Nominating and Corporate Governance Committee a replacement director who will qualify as “independent” pursuant to Nasdaq listing standards.  The Nominating and Corporate Governance Committee shall not unreasonably withhold acceptance of any such replacement director.  If the Nominating and Corporate Governance Committee does not accept a replacement director recommended by the BOT Group, the BOT Group shall have the right to recommend one or more additional replacement directors for consideration by the Nominating and Corporate Governance Committee. Upon the acceptance of a replacement director nominee by the Nominating and Corporate Governance Committee, the Board will appoint such replacement director to the Board no later than five (5) business days after the Nominating and Corporate Governance Committee’s recommendation of such replacement director.

ARTICLE III

PROXY CONTEST AND OTHER MATTERS

Section 3.1                       Undertakings by the BOT Group.  The BOT Group hereby (a) withdraws the Nomination Letter and any nominations made to the Board prior to the date hereof, (b) irrevocably and immediately ceases its proxy solicitation activities with respect to the Company in connection with the 2010 Annual Meeting and agrees to immediately make all required or appropriate filings with the SEC with respect to such termination of its proxy solicitation, (c) withdraws the Section 220 Demand, (d) agrees to vote all shares of Common Stock beneficially owned by it (i) in favor of the Company’s nominees for election as directors at the 2010 Annual Meeting and (ii) in accordance with recommendations from the Board on all other matters presented to the Company’s stockholders at the 2010 Annual Meeting and (e) agrees it will not make any additional proposals for consideration by the Company’s stockholders at the 2010 Annual Meeting.  No later than the second business day after the date hereof, the BOT Group shall file with the SEC an amendment to its Schedule 13D with respect to the Company disclosing the material contents of this Agreement.

Section 3.2                       Consents.  Michael W. Kata hereby consents to (a) being named as a nominee in any proxy statement filed by the Company in connection with the solicitation of proxies or written consents for election as a Class III, Common Stock director at the 2010 Annual Meeting and (b) serving as a Class III, Common Stock director of the Company if elected at the 2010 Annual Meeting.

Section 3.4                      Press Release.  In the event that the Company elects to make a press release pertaining to this Agreement, such press release will be mutually acceptable to both the BOT Group and the Company.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1                       Representations and Warranties of Each Party.  Each Party represents and warrants to the other Parties that:

(a)                   such Party, if not a natural Person, has all requisite limited partnership, limited liability company or corporate authority and power to execute and deliver this Agreement and to perform such Party’s obligations hereunder;

(b)                   the execution and delivery of this Agreement by such Party and the performance of such Party’s obligations hereunder have been duly and validly authorized by all required limited partnership, limited liability company, corporate or other action on the part of such Party and no other proceedings on the part of such Party are necessary to authorize the execution and delivery of this Agreement by such Party or the performance of such Party’s obligations hereunder;

(c)                   this Agreement has been duly and validly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and

(d)                   this execution and delivery by such Party of Agreement and the performance of such Party’s obligations hereunder will not result in a violation of any terms or provisions of any (i) organizational document of such Party, (ii) agreement to which such Party is a party or by which such Party may otherwise be bound or (iii) law, rule, license, regulation, judgment, order or decree governing or affecting such Party.

Section 4.2.                      Additional Representations, Warranties and Covenants of the BOT Group.  Each member of the BOT Group represents, warrants and covenants to the Company that each member of the BOT Group has received all requisite consents and has all requisite authority and power to execute and deliver this Agreement, to perform all of such party’s obligations hereunder, including, but not limited to, voting of the BOT Group’s shares of Common Stock as contemplated herein, and that this Agreement is enforceable in accordance with its terms.

ARTICLE V

OTHER PROVISIONS

Section 5.1                       Remedies; Governing Law.

(a)                   In the event any member of the BOT Group is found to have breached the representations, warranties and covenants of this Agreement, Michael W. Kata shall, immediately upon receipt of the written request of the Board, submit his resignation as a director of the Company effective as of the date of the receipt of such request.

(b)                   The Parties further agree that any breach of this Agreement would cause irreparable harm to the other Parties, that money damages alone would not be a sufficient remedy and that the Parties shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach or threatened breach of the provisions of this Agreement.  The Parties shall not oppose the granting of such relief, and shall waive any requirement for the securing or posting of any bond in connection with such remedy.  Equitable relief shall not be deemed to be the exclusive remedy for breach of this agreement, but shall be in addition to all other remedies available at law or in equity.

(c)                   The Parties agree that the Court of Chancery or federal court of the State of Delaware shall have exclusive jurisdiction with respect to all actions and proceedings arising out of or relating to this Agreement.  Each Party hereby (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or federal court of the State of Delaware in the event any dispute between the Parties arises out or relates of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement in any other court and irrevocably waives the right to trial by jury in the event of any such dispute and (iv) irrevocably consents to service of process by delivery of notice complying with Section 5.3.

(d)                   THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES OR PRINCIPLES OF SUCH STATE THAT WOULD PERMIT OR COMPEL THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Section 5.2                       Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the Parties.

Section 5.3                       Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if when actually received during normal business hours at the address specified in this subsection:

if to the Company, to:

Benihana Inc.
8685 Northwest 53rd Terrace
Miami, Florida  33166
Attention:   General Counsel

if to any member of the BOT Group, to:

Benihana of Tokyo, Inc.
232 East 63rd Street
New York, New York 10021
Attention:   Keiko Ono Aoki

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention:   Steve Wolosky, Esq.

or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 5.3.

Section 5.4                       Severability.  If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

Section 5.5                       Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or PDF) which together shall constitute a single agreement.

Section 5.6                       Successors and Assigns.  This Agreement shall not be assignable by any Party but shall be binding on successors of the Parties.

Section 5.7                       No Third Party Beneficiaries.  This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other Person.

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Signatures appear on next page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BENIHANA INC.

By:	/s/ Alan B. Levan
Name: Alan B. Levan
Title: Director

BENIHANA OF TOKYO, INC.

By:	/s/ Keiko Ono Aoki
Name: Keiko Ono Aoki
Title: Trustee

RHA TESTAMENTARY TRUST

By:	/s/ Keiko Ono Aoki
Name: Keiko Ono Aoki
Title: Trustee

KEIKO ONO AOKI

By:	/s/ Keiko Ono Aoki
Keiko Ono Aoki

MICHAEL W. KATA

By:	/s/ Michael W. Kata
Michael W. Kata